Exhibit 99.1

Essent Group Ltd. Announces Fourth Quarter & Full Year 2021 Results and Increases Quarterly Dividend
HAMILTON, Bermuda--(BUSINESS WIRE)--February 11, 2022--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended December 31, 2021 of $181.0 million or $1.64 per diluted share, compared to $123.6 million or $1.10 per diluted share for the quarter ended December 31, 2020. For the full year 2021, net income was $681.8 million or $6.11 per diluted share, compared to $413.0 million or $3.88 per diluted share for 2020.
Essent also announced today that its Board of Directors has declared a quarterly cash dividend of $0.20 per common share. The dividend is payable on March 21, 2022, to shareholders of record on March 10, 2022.
“We are pleased with our fourth quarter and full year 2021 financial results, which reflect our continued focus on optimizing our unit economics in generating high-quality earnings and strong returns,” said Mark A. Casale, Chairman and Chief Executive Officer. “Our strong operating performance also generated excess capital, which we continued to deploy in a balanced manner between reinvestment in our franchise and distribution to shareholders. In connection with this, we are pleased to announce that our Board has approved an increase in our quarterly dividend to $0.20 per share.”
Fourth Quarter & Full Year 2021 Financial Highlights:
•Insurance in force as of December 31, 2021 was $207.2 billion, compared to $208.2 billion as of September 30, 2021 and $198.9 billion as of December 31, 2020.

•New insurance written for the fourth quarter was $16.4 billion, compared to $23.6 billion in the third quarter of 2021 and $29.6 billion in the fourth quarter of 2020.

•Net premiums earned for the fourth quarter were $217.3 million, compared to $218.7 million in the third quarter of 2021 and $222.3 million in the fourth quarter of 2020.

•Income from other invested assets for the fourth quarter included $12.0 million, or $0.09 per diluted share on an after-tax basis, pertaining to net unrealized gains associated with strategic investments in limited partnerships.

•The expense ratio for the fourth quarter was 19.0%, compared to 19.3% in the third quarter of 2021 and 16.6% in the fourth quarter of 2020.

•The provision for losses and LAE for the fourth quarter was a benefit of $3.4 million, compared to a benefit of $7.5 million in the third quarter of 2021 and a provision of $62.1 million in the fourth quarter of 2020.

•The percentage of loans in default as of December 31, 2021 was 2.16%, compared to 2.47% as of September 30, 2021 and 3.93% as of December 31, 2020.

•The combined ratio for the fourth quarter was 17.4%, compared to 15.9% in the third quarter of 2021 and 44.5% in the fourth quarter of 2020.

•The consolidated balance of cash and investments at December 31, 2021 was $5.2 billion, which includes holding company net cash and investments available for sale of $618.3 million.

•The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 10.4:1 as of December 31, 2021.

•On November 10, 2021, Essent Guaranty, Inc. obtained $439.4 million of fully collateralized excess of loss reinsurance coverage on mortgage insurance policies written by Essent in April 1, 2021 through September 30, 2021 from Radnor Re 2021-2 Ltd., a newly formed Bermuda special purpose insurer. Radnor Re 2021-2 Ltd. is not a subsidiary or an affiliate of Essent Group Ltd.

•On December 10, 2021, Essent Group Ltd. entered into an amended and restated credit facility, increasing to $825 million the committed capacity and extending the contractual maturity to December 10, 2026.

Conference Call:
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/events-and-presentations/events/default.aspx. The call may also be accessed by dialing 888-510-2507 inside the U.S., or 646-960-0351 for international callers, using passcode 9824537 or by referencing Essent.

A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-770-2030 inside the U.S., or 647-362-9199 for international callers, passcode 9824537.

In addition to the information provided in the Company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/financials/quarterly-results/default.aspx.

Forward-Looking Statements:
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the impact of COVID-19 and related economic conditions; changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 26, 2021, as subsequently updated through other reports we file with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About the Company:
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Essent is committed to supporting environmental, social and governance (“ESG”) initiatives that are relevant to the company and align with the companywide dedication to responsible corporate citizenship that positively impacts the community and people served. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter and Year Ended December 31, 2021

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Reinsurance Vintage Data
Exhibit I	Portfolio Geographic Data
Exhibit J	Rollforward of Defaults and Reserve for Losses and LAE
Exhibit K	Detail of Reserves by Default Delinquency
Exhibit L	Investments Available for Sale
Exhibit M	Insurance Company Capital

				Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2021	2020	2021	2020
Revenues:
Direct premiums written	$224,972	$245,437	$918,406	$922,851
Ceded premiums	(26,476)	(31,194)	(110,914)	(88,738)
Net premiums written	198,496	214,243	807,492	834,113
Decrease in unearned premiums	18,825	8,096	65,051	28,451
Net premiums earned	217,321	222,339	872,543	862,564
Net investment income	23,661	20,949	88,765	80,087
Realized investment (losses) gains, net	(191)	564	418	2,697
Income (loss) from other invested assets	14,997	2	56,386	(215)
Other income	1,128	3,345	10,398	10,021
Total revenues	256,916	247,199	1,028,510	955,154

Losses and expenses:
(Benefit) provision for losses and LAE	(3,433)	62,073	31,057	301,293
Other underwriting and operating expenses	41,232	36,825	166,857	154,691
Interest expense	2,095	2,149	8,282	9,074
Total losses and expenses	39,894	101,047	206,196	465,058

Income before income taxes	217,022	146,152	822,314	490,096
Income tax expense	36,035	22,550	140,531	77,055
Net income	$180,987	$123,602	$681,783	$413,041

Earnings per share:
Basic	$1.65	$1.10	$6.13	$3.89
Diluted	1.64	1.10	6.11	3.88

Weighted average shares outstanding:
Basic	109,550	111,908	111,164	106,098
Diluted	110,028	112,310	111,555	106,376

Net income	$180,987	$123,602	$681,783	$413,041

Other comprehensive income (loss):
Change in unrealized (depreciation) appreciation of investments	(27,807)	5,840	(87,567)	82,087
Total other comprehensive (loss) income	(27,807)	5,840	(87,567)	82,087
Comprehensive income	$153,180	$129,442	$594,216	$495,128

Loss ratio	(1.6%)	27.9%	3.6%	34.9%
Expense ratio	19.0	16.6	19.1	17.9
Combined ratio	17.4%	44.5%	22.7%	52.9%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(In thousands, except per share amounts)	2021	2020
Assets
Investments
Fixed maturities available for sale, at fair value	$4,649,800	$3,838,513
Short-term investments available for sale, at fair value	313,087	726,860
Total investments available for sale	4,962,887	4,565,373
Other invested assets	170,472	88,904
Total investments	5,133,359	4,654,277
Cash	81,491	102,830
Accrued investment income	26,546	19,948
Accounts receivable	46,157	50,140
Deferred policy acquisition costs	12,178	17,005
Property and equipment	11,921	15,095
Prepaid federal income tax	360,810	302,636
Other assets	49,712	40,793

Total assets	$5,722,174	$5,202,724

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$407,445	$374,941
Unearned premium reserve	185,385	250,436
Net deferred tax liability	373,654	305,109
Credit facility borrowings, net of deferred costs	419,823	321,720
Other accrued liabilities	99,753	87,885
Total liabilities	1,486,060	1,340,091

Commitments and contingencies

Stockholders' Equity
Common shares, $0.015 par value:
Authorized - 233,333; issued and outstanding - 109,377 shares in 2021 and 112,423 shares in 2020	1,641	1,686
Additional paid-in capital	1,428,952	1,571,163
Accumulated other comprehensive income	50,707	138,274
Retained earnings	2,754,814	2,151,510
Total stockholders' equity	4,236,114	3,862,633

Total liabilities and stockholders' equity	$5,722,174	$5,202,724

Return on average equity	16.8%	12.1%

					Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2021				2020
Selected Income Statement Data	December 31	September 30	June 30	March 31	December 31
(In thousands, except per share amounts)
Revenues:
Net premiums earned:
U.S. Mortgage Insurance Portfolio	$205,877	$207,127	$204,149	$207,840	$208,715
GSE and other risk share	11,444	11,591	13,288	11,227	13,624
Net premiums earned	217,321	218,718	217,437	219,067	222,339
Income from other invested assets (1)	14,997	40,741	122	526	2
Other revenues (2)	24,598	24,077	25,702	25,204	24,858
Total revenues	256,916	283,536	243,261	244,797	247,199

Losses and expenses:
(Benefit) provision for losses and LAE	(3,433)	(7,483)	9,651	32,322	62,073
Other underwriting and operating expenses	41,232	42,272	41,114	42,239	36,825
Interest expense	2,095	2,063	2,073	2,051	2,149
Total losses and expenses	39,894	36,852	52,838	76,612	101,047

Income before income taxes	217,022	246,684	190,423	168,185	146,152
Income tax expense (3)	36,035	41,331	30,628	32,537	22,550
Net income	$180,987	$205,353	$159,795	$135,648	$123,602

Earnings per share:
Basic	$1.65	$1.85	$1.43	$1.21	$1.10
Diluted	1.64	1.84	1.42	1.21	1.10

Weighted average shares outstanding:
Basic	109,550	111,001	112,118	112,016	111,908
Diluted	110,028	111,387	112,454	112,378	112,310

Book value per share	$38.73	$37.58	$36.32	$34.75	$34.36
Return on average equity (annualized)	17.2%	19.9%	16.0%	13.9%	13.0%

Other Data:
Loss ratio (4)	(1.6%)	(3.4%)	4.4%	14.8%	27.9%
Expense ratio (5)	19.0	19.3	18.9	19.3	16.6
Combined ratio	17.4%	15.9%	23.3%	34.0%	44.5%

Credit Facility
Borrowings outstanding	$425,000	$325,000	$325,000	$325,000	$325,000
Undrawn committed capacity	$400,000	$300,000	$300,000	$300,000	$300,000
Weighted average interest rate (end of period)	1.79%	2.13%	2.13%	2.13%	2.19%
Debt-to-capital	9.12%	7.23%	7.37%	7.65%	7.76%

(1) Income from other invested assets for the three months ended September 30, 2021 includes $39.5 million of net unrealized gains, which includes $21.1 million of net unrealized gains that were accumulated in other comprehensive income at June 30, 2021 and prior periods.

(2) Certain of our third-party reinsurance agreements contain an embedded derivative as the premium ceded under those agreements will vary based on changes in interest rates. For each of the three month periods noted, Other revenues include net favorable (unfavorable) changes in the fair value of these embedded derivatives as follows: December 31, 2021: ($2,931); September 30, 2021: ($1,493); June 30, 2021: $950; March 31, 2021: ($606); December 31, 2020: ($209).

(3) Income tax expense for the quarters ended December 31, 2021 and March 31, 2021 includes $2,473 and $5,718, respectively, of discrete tax expense associated with an increase in the estimate of our beginning of the year deferred state income tax liability. Income tax expense for the quarters ended December 31, 2021 and September 30, 2021 includes $1,759 and $8,271, respectively, of discrete tax expense associated with realized and unrealized gains and losses.

(4) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(5) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

				Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2021				2020
Other Data, continued:	December 31	September 30	June 30	March 31	December 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$16,379,082	$23,579,884	$25,004,854	$19,254,014	$29,566,820
New risk written	4,331,531	6,273,735	6,445,864	4,616,450	7,051,173

Bulk:
New insurance written	$416	$—	$—	$—	$—
New risk written	41	—	—	—	—

Total:
New insurance written	$16,379,498	$23,579,884	$25,004,854	$19,254,014	$29,566,820
New risk written	$4,331,572	$6,273,735	$6,445,864	$4,616,450	$7,051,173

Average insurance in force	$207,388,906	$206,732,478	$199,739,297	$197,749,668	$195,670,925
Insurance in force (end of period)	$207,190,544	$208,216,549	$203,559,859	$197,091,191	$198,882,352
Gross risk in force (end of period) (6)	$52,554,246	$52,457,020	$50,835,835	$48,951,602	$49,565,150
Risk in force (end of period)	$45,273,383	$45,074,159	$42,906,519	$41,135,978	$41,339,262
Policies in force	785,119	798,877	794,743	785,382	799,893
Weighted average coverage (7)	25.4%	25.2%	25.0%	24.8%	24.9%
Annual persistency	65.4%	62.2%	58.3%	56.1%	60.1%

Loans in default (count)	16,963	19,721	23,504	29,080	31,469
Percentage of loans in default	2.16%	2.47%	2.96%	3.70%	3.93%

U.S. Mortgage Insurance Portfolio premium rate:
Base average premium rate (8)	0.42%	0.42%	0.43%	0.44%	0.44%
Single premium cancellations (9)	0.03%	0.03%	0.03%	0.04%	0.05%
Gross average premium rate	0.45%	0.45%	0.46%	0.48%	0.49%
Ceded premiums	(0.05%)	(0.05%)	(0.05%)	(0.06%)	(0.06%)
Net average premium rate	0.40%	0.40%	0.41%	0.42%	0.43%

(6) Gross risk in force includes risk ceded under third-party reinsurance.
(7) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(8) Base average premium rate is calculated by dividing annualized base premiums earned by average insurance in force for the period.
(9) Single premium cancellations is calculated by dividing annualized premiums on the cancellation of non-refundable single premium policies by average insurance in force for the period.

							Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended				Year Ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
($ in thousands)
>=760	$6,643,740	40.6%	$13,330,379	45.1%	$34,422,627	40.9%	$48,037,084	44.5%
740-759	2,833,379	17.3	5,069,530	17.1	13,691,394	16.3	19,385,541	17.9
720-739	2,472,738	15.1	4,134,782	14.0	12,789,715	15.2	15,744,485	14.6
700-719	2,170,829	13.2	3,385,670	11.5	11,499,406	13.6	12,409,936	11.5
680-699	1,504,268	9.2	1,743,694	5.9	7,359,569	8.7	6,871,511	6.4
<=679	754,128	4.6	1,902,765	6.4	4,455,123	5.3	5,495,357	5.1
Total	$16,379,082	100.0%	$29,566,820	100.0%	$84,217,834	100.0%	$107,943,914	100.0%

Weighted average credit score	745		748		745		749

NIW by LTV
	Three Months Ended				Year Ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
($ in thousands)
85.00% and below	$1,799,336	11.0%	$6,317,550	21.4%	$11,460,273	13.6%	$20,124,987	18.6%
85.01% to 90.00%	4,372,552	26.7	9,629,373	32.6	23,565,227	28.0	34,020,882	31.5
90.01% to 95.00%	7,722,842	47.1	11,134,923	37.6	37,813,167	44.9	42,517,221	39.4
95.01% and above	2,484,352	15.2	2,484,974	8.4	11,379,167	13.5	11,280,824	10.5
Total	$16,379,082	100.0%	$29,566,820	100.0%	$84,217,834	100.0%	$107,943,914	100.0%

Weighted average LTV	92%		91%		92%		91%

NIW by Product
	Three Months Ended				Year Ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
Single Premium policies		2.7%		7.7%		3.8%		9.0%
Monthly Premium policies		97.3		92.3		96.2		91.0
		100.0%		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended				Year Ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
Purchase		92.1%		61.6%		82.1%		60.4%
Refinance		7.9		38.4		17.9		39.6
		100.0%		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	December 31, 2021		September 30, 2021		December 31, 2020
($ in thousands)
>=760	$85,501,113	41.3%	$85,833,588	41.2%	$82,452,139	41.5%
740-759	35,111,019	17.0	35,234,863	16.9	34,538,761	17.3
720-739	31,158,325	15.0	31,291,415	15.1	29,599,646	14.9
700-719	26,105,790	12.6	26,136,910	12.6	23,807,982	12.0
680-699	16,819,629	8.1	16,758,439	8.0	15,538,235	7.8
<=679	12,494,668	6.0	12,961,334	6.2	12,945,589	6.5
Total	$207,190,544	100.0%	$208,216,549	100.0%	$198,882,352	100.0%

Weighted average credit score	745		745		745

Gross RIF by FICO score	December 31, 2021		September 30, 2021		December 31, 2020
($ in thousands)
>=760	$21,488,011	40.9%	$21,414,607	40.8%	$20,336,799	41.0%
740-759	8,992,181	17.1	8,958,297	17.1	8,682,265	17.5
720-739	8,029,952	15.3	8,020,171	15.3	7,504,065	15.1
700-719	6,693,045	12.7	6,652,117	12.7	5,970,851	12.1
680-699	4,299,245	8.2	4,250,044	8.1	3,887,059	7.9
<=679	3,051,812	5.8	3,161,784	6.0	3,184,111	6.4
Total	$52,554,246	100.0%	$52,457,020	100.0%	$49,565,150	100.0%

Portfolio by LTV
IIF by LTV	December 31, 2021		September 30, 2021		December 31, 2020
($ in thousands)
85.00% and below	$27,362,267	13.2%	$28,452,535	13.7%	$27,308,296	13.7%
85.01% to 90.00%	59,567,378	28.7	60,257,704	28.9	58,606,394	29.5
90.01% to 95.00%	91,350,909	44.1	90,957,363	43.7	86,169,485	43.3
95.01% and above	28,909,990	14.0	28,548,947	13.7	26,798,177	13.5
Total	$207,190,544	100.0%	$208,216,549	100.0%	$198,882,352	100.0%

Weighted average LTV	92%		92%		92%

Gross RIF by LTV	December 31, 2021		September 30, 2021		December 31, 2020
($ in thousands)
85.00% and below	$3,200,124	6.1%	$3,311,106	6.3%	$3,142,034	6.3%
85.01% to 90.00%	14,366,450	27.3	14,506,577	27.7	14,061,553	28.4
90.01% to 95.00%	26,592,162	50.6	26,410,513	50.3	24,895,471	50.2
95.01% and above	8,395,510	16.0	8,228,824	15.7	7,466,092	15.1
Total	$52,554,246	100.0%	$52,457,020	100.0%	$49,565,150	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	December 31, 2021		September 30, 2021		December 31, 2020
($ in thousands)
FRM 30 years and higher	$198,243,758	95.7%	$198,392,156	95.3%	$187,704,000	94.4%
FRM 20-25 years	3,658,366	1.8	3,974,602	1.9	4,365,585	2.2
FRM 15 years	3,996,684	1.9	4,419,750	2.1	4,776,068	2.4
ARM 5 years and higher	1,291,736	0.6	1,430,041	0.7	2,036,699	1.0
Total	$207,190,544	100.0%	$208,216,549	100.0%	$198,882,352	100.0%

					Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

	2021				2020
($ in thousands)	December 31	September 30	June 30	March 31	December 31
GSE and other risk share (1):
Risk in Force	$1,788,918	$1,568,800	$1,496,247	$1,534,174	$1,416,719
Reserve for losses and LAE	$1,349	$1,389	$1,390	$1,312	$1,073

Weighted average credit score	748	748	747	747	746
Weighted average LTV	84%	84%	84%	84%	84%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

													Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
December 31, 2021

					Insurance in Force
Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	Weighted Average Coupon	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default	Percentage of Loans in Default

2010 - 2014	$60,668,851	$3,122,498	5.1%	19,269	4.32%	80.6%	71.7%	5.2%	15.3%	42.4%	3.3%	900	4.67%
2015	26,193,656	3,114,853	11.9	17,893	4.16	86.5	67.1	3.5	17.8	39.8	4.3	742	4.15
2016	34,949,319	6,326,129	18.1	33,941	3.86	88.1	65.3	8.9	15.2	43.9	5.3	1,327	3.91
2017	43,858,322	8,509,847	19.4	47,080	4.26	90.5	65.6	18.3	20.0	37.9	8.3	2,458	5.22
2018	47,508,525	9,482,084	20.0	49,923	4.77	93.7	66.9	23.5	21.2	33.3	13.7	3,096	6.20
2019	63,569,183	20,252,049	31.9	90,476	4.21	86.0	65.3	22.4	19.0	35.5	21.8	3,953	4.37
2020	107,944,065	76,550,717	70.9	276,407	3.18	63.0	51.7	11.3	11.1	44.8	13.6	3,490	1.26
2021	84,218,250	79,832,367	94.8	250,130	3.07	82.7	59.0	13.9	14.1	40.4	9.1	997	0.40
Total	$468,910,171	$207,190,544	44.2	785,119	3.41	76.8	58.0	14.0	14.1	41.3	8.9	16,963	2.16

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

														Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Reinsurance Vintage Data
December 31, 2021
($ in thousands)
Excess of Loss Reinsurance			Original Reinsurance in Force			Remaining Reinsurance in Force						Earned Premiums Ceded
Year	Remaining Insurance in Force	Remaining Risk in Force	ILN (1)	Other Reinsurance (2)	Total	ILN	Other Reinsurance	Total	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Quarter-to-Date	Year-to-Date	Reduction in PMIERs Minimum Required Assets (8)
2015 & 2016	$9,131,102	$2,462,841	$333,844	$—	$333,844	$178,717	$—	$178,717	$—	$208,111	$207,140	$1,177	$4,808	$—
2017	8,286,495	2,143,551	424,412	165,167	589,579	242,123	165,167	407,290	—	224,689	217,409	2,679	10,655	—
2018	9,341,880	2,382,994	473,184	118,650	591,834	325,537	76,144	401,681	—	253,643	249,450	3,220	12,824	—
2019 (3)	11,238,898	2,874,767	495,889	55,102	550,991	495,889	55,102	550,991	—	215,605	215,115	2,778	11,068	43,674
2019 & 2020 (4)	31,050,401	7,848,926	399,159	—	399,159	153,530	—	153,530	—	465,690	465,690	3,174	17,573	78,211
2020 & 2021 (5)	50,143,288	12,263,000	557,911	—	557,911	557,911	—	557,911	—	278,956	278,956	3,695	7,675	534,049
2021 (6)	45,887,021	12,086,006	439,407	—	439,407	439,407	—	439,407	—	279,415	279,415	2,367	2,367	400,151
Total	$165,079,085	$42,062,085	$3,123,806	$338,919	$3,462,725	$2,393,114	$296,413	$2,689,527	$—	$1,926,109	$1,913,175	$19,090	$66,970	$1,056,085

Quota Share Reinsurance
						Losses Ceded		Ceding Commission		Earned Premiums Ceded
Year		Remaining Insurance in Force	Remaining Risk in Force	Remaining Ceded Insurance in Force	Remaining Ceded Risk in Force	Quarter-to-Date	Year-to-Date	Quarter-to-Date	Year-to-Date	Quarter-to-Date	Year-to-Date	Reduction in PMIERs Minimum Required Assets (8)
2019 & 2020	(7)	$85,045,135	$21,077,760	$18,703,480	$4,591,336	$(1,023)	$6,926	$4,205	$18,509	$7,386	$43,944	$306,548

(1) Reinsurance provided by unaffiliated special purpose insurers through the issuance of mortgage insurance-linked notes ("ILNs").
(2) Reinsurance provided by panels of reinsurers.
(3) Reinsurance coverage on new insurance written from January 1, 2019 through August 31, 2019.
(4) Reinsurance coverage on new insurance written from September 1, 2019 through July 31, 2020.
(5) Reinsurance coverage on new insurance written from August 1, 2020 through March 31, 2021.
(6) Reinsurance coverage on new insurance written from April 1, 2021 through September 30, 2021.
(7) Reinsurance coverage on 40% of eligible single premium policies and 20% of all other eligible policies written from September 1, 2019 through December 31, 2020.
(8) Represents the reduction in Essent Guaranty, Inc.'s Minimum Required Assets based on our interpretation of the PMIERs.

			Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	December 31, 2021	September 30, 2021	December 31, 2020
CA	13.1%	13.1%	12.0%
TX	9.9	9.8	9.7
FL	9.7	9.5	8.7
CO	4.1	4.1	4.1
WA	3.7	3.7	3.8
IL	3.3	3.4	3.4
AZ	3.3	3.4	3.6
NJ	3.1	3.1	3.3
VA	3.1	3.1	3.1
GA	3.1	3.1	3.0
All Others	43.6	43.7	45.3
Total	100.0%	100.0%	100.0%

Gross RIF by State
	December 31, 2021	September 30, 2021	December 31, 2020
CA	13.0%	12.9%	11.8%
TX	10.2	10.1	10.0
FL	10.0	9.8	9.0
CO	4.0	4.1	4.1
WA	3.6	3.7	3.8
AZ	3.3	3.3	3.5
IL	3.2	3.3	3.3
GA	3.1	3.1	3.1
VA	3.0	3.1	3.1
NJ	3.0	3.0	3.2
All Others	43.6	43.6	45.1
Total	100.0%	100.0%	100.0%

					Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Rollforward of Defaults and Reserve for Losses and LAE
U.S. Mortgage Insurance Portfolio

Rollforward of Insured Loans in Default
	Three Months Ended
	2021				2020
	December 31	September 30	June 30	March 31	December 31
Beginning default inventory	19,721	23,504	29,080	31,469	35,464
Plus: new defaults (A)	5,809	5,132	4,934	7,422	8,745
Less: cures	(8,514)	(8,862)	(10,453)	(9,737)	(12,679)
Less: claims paid	(47)	(41)	(46)	(61)	(49)
Less: rescissions and denials, net	(6)	(12)	(11)	(13)	(12)
Ending default inventory	16,963	19,721	23,504	29,080	31,469

(A) New defaults remaining as of December 31, 2021	4,316	2,162	1,523	1,686	1,516
Cure rate (1)	26%	58%	69%	77%	83%

Total amount paid for claims (in thousands)	$992	$1,069	$1,154	$1,989	$1,922
Average amount paid per claim (in thousands)	$21	$26	$25	$33	$39
Severity	45%	60%	57%	70%	62%

Rollforward of Reserve for Losses and LAE
	Three Months Ended
	2021				2020
($ in thousands)	December 31	September 30	June 30	March 31	December 31
Reserve for losses and LAE at beginning of period	$411,567	$420,482	$409,811	$373,868	$307,019
Less: Reinsurance recoverables	26,970	27,286	24,907	19,061	11,898
Net reserve for losses and LAE at beginning of period	384,597	393,196	384,904	354,807	295,121
Add provision for losses and LAE occurring in:
Current period	13,231	11,371	24,534	47,763	63,597
Prior years	(16,624)	(18,853)	(14,961)	(15,680)	(1,879)
Incurred losses and LAE during the period	(3,393)	(7,482)	9,573	32,083	61,718
Deduct payments for losses and LAE occurring in:
Current period	157	103	14	114	524
Prior years	891	1,014	1,267	1,872	1,508
Loss and LAE payments during the period	1,048	1,117	1,281	1,986	2,032
Net reserve for losses and LAE at end of period	380,156	384,597	393,196	384,904	354,807
Plus: Reinsurance recoverables	25,940	26,970	27,286	24,907	19,061
Reserve for losses and LAE at end of period	$406,096	$411,567	$420,482	$409,811	$373,868

(1) The cure rate is calculated by dividing new defaults remaining as of the reporting date by the original number of new defaults reported in the quarterly period and subtracting that percentage from 100%.

					Exhibit K
Essent Group Ltd. and Subsidiaries
Supplemental Information
Detail of Reserves by Default Delinquency
U.S. Mortgage Insurance Portfolio

	December 31, 2021
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	4,113	24%	$20,712	5%	$243,511	9%
Four to eleven payments	5,459	32	77,822	21	349,494	22
Twelve or more payments	7,331	43	274,465	73	470,859	58
Pending claims	60	1	2,397	1	2,852	84
Total case reserves	16,963	100%	375,396	100%	$1,066,716	35
IBNR			28,155
LAE			2,545
Total reserves for losses and LAE			$406,096

Average reserve per default:
Case			$22.1
Total			$23.9

Default Rate	2.16%

	December 31, 2020
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	6,631	21%	$47,905	14%	$384,668	12%
Four to eleven payments	23,543	75	260,593	76	1,553,593	17
Twelve or more payments	1,243	4	32,593	9	67,501	48
Pending claims	52	—	2,199	1	2,843	77
Total case reserves	31,469	100%	343,290	100%	$2,008,605	17
IBNR			25,747
LAE			4,831
Total reserves for losses and LAE			$373,868

Average reserve per default:
Case			$10.9
Total			$11.9

Default Rate	3.93%

				Exhibit L

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	December 31, 2021		December 31, 2020
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$448,793	9.1%	$268,444	5.9%
U.S. agency securities	5,504	0.1	18,085	0.4
U.S. agency mortgage-backed securities	1,008,863	20.3	995,905	21.8
Municipal debt securities	627,599	12.7	551,517	12.1
Non-U.S. government securities	79,743	1.6	61,607	1.3
Corporate debt securities	1,455,247	29.3	1,126,512	24.7
Residential and commercial mortgage securities	545,423	11.0	409,282	9.0
Asset-backed securities	581,703	11.7	454,717	9.9
Money market funds	210,012	4.2	679,304	14.9
Total investments available for sale	$4,962,887	100.0%	$4,565,373	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	December 31, 2021		December 31, 2020
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$2,412,273	48.6%	$2,564,746	56.2%
Aa1	96,331	1.9	133,100	2.9
Aa2	354,951	7.2	260,462	5.7
Aa3	221,914	4.5	204,917	4.5
A1	263,820	5.3	249,710	5.5
A2	427,282	8.6	401,175	8.8
A3	274,525	5.5	229,882	5.0
Baa1	305,204	6.1	260,602	5.7
Baa2	274,011	5.5	178,926	3.9
Baa3	240,755	4.9	48,199	1.1
Below Baa3	91,821	1.9	33,654	0.7
Total investments available for sale	$4,962,887	100.0%	$4,565,373	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investments Available for Sale by Duration and Book Yield
Effective Duration	December 31, 2021		December 31, 2020
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$1,104,397	22.2%	$1,568,505	34.4%
1 to < 2 Years	561,297	11.3	581,003	12.7
2 to < 3 Years	539,174	10.9	616,069	13.5
3 to < 4 Years	593,663	12.0	426,333	9.3
4 to < 5 Years	663,127	13.4	367,633	8.1
5 or more Years	1,501,229	30.2	1,005,830	22.0
Total investments available for sale	$4,962,887	100.0%	$4,565,373	100.0%

Pre-tax investment income yield:
Three months ended December 31, 2021	2.06%
Year ended December 31, 2021	1.99%

Holding company net cash and investments available for sale:
($ in thousands)
As of December 31, 2021	$618,306
As of December 31, 2020	$574,901

					Exhibit M

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	2021				2020
	December 31	September 30	June 30	March 31	December 31
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$2,950,107	$2,916,802	$2,809,087	$2,778,131	$2,659,161

Combined net risk in force (2)	$30,660,272	$30,766,379	$29,646,042	$29,358,191	$29,493,572

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	10.8:1	10.9:1	10.9:1	11.0:1	11.5:1
Essent Guaranty of PA, Inc.	0.8:1	1.0:1	1.1:1	1.4:1	1.7:1
Combined (4)	10.4:1	10.5:1	10.6:1	10.6:1	11.1:1

Essent Guaranty, Inc. PMIERs Data (5):
Available Assets	$3,170,881	$3,161,780	$3,016,050	$2,996,651	$2,855,923
Minimum Required Assets	1,791,551	1,951,096	1,731,843	1,864,262	1,671,011
PMIERs excess Available Assets	$1,379,330	$1,210,684	$1,284,207	$1,132,389	$1,184,912
PMIERs sufficiency ratio (6)	177%	162%	174%	161%	171%

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$1,301,937	$1,249,996	$1,192,077	$1,136,504	$1,101,003

Net risk in force (2)	$15,997,129	$15,466,651	$14,338,567	$12,905,289	$12,892,300

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.
(5) Data is based on our interpretation of the PMIERs as of the dates indicated.
(6) PMIERs sufficiency ratio is calculated by dividing Available Assets by Minimum Required Assets.